UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2023

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA	02035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officers

Pursuant to the previously disclosed transition and separation agreements between Bellerophon Therapeutics, Inc. (the “Company”) and each of Peter Fernandes, the Company’s Chief Executive Officer, principal executive officer and principal financial officer, and Parag Shah, the Company’s Vice President of Business Operations, the board of directors of the Company (the “Board”) set November 15, 2023 as the separation date for the employment of each of Dr. Fernandes and Mr. Shah. The material terms of the transition and separation agreements were previously disclosed in the Company’s Current Report on Form 8-K filed on August 7, 2023.

Election of Director and Officer

On November 15, 2023, the Board appointed Craig Jalbert, age 62, as the Company's President, Treasurer and Corporate Secretary and as the Company’s principal executive officer, principal financial officer and principal accounting officer, effective November 15, 2023, and as a member of the Board, effective November 15, 2023, to serve until the next election of directors and thereafter until his successor has been elected and qualified or until his earlier death, resignation or removal. Mr. Jalbert has not been appointed to any committee of the Board and as of the date hereof is not expected to be appointed to any committee of the Board.

Mr. Jalbert has served as a principal of the Foxborough, Massachusetts accounting firm of Verdolino & Lowey, P.C. since 1987. For over 30 years he has focused his practice on distressed businesses and has served, and continues to serve, in the capacities of officer and director for numerous firms in their wind-down phases. In connection with his appointment, Mr. Jalbert will be compensated in the amount of $10,000 per month until the stockholders approve the dissolution and the Board determines to implement the dissolution, following the filing of the certificate of dissolution with the Secretary of State of the State of Delaware, Mr. Jalbert will be compensated in the amount of $50,000 per year for a period of three years. There is no arrangement or understanding pursuant to which Mr. Jalbert was appointed to the Board. There are no family relationships between Mr. Jalbert and any director or executive officer of the Company, and Mr. Jalbert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: November 21, 2023	By:	/s/ Craig Jalbert
Name: Craig Jalbert
Title: President